UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2009

THE LUBRIZOL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-5263	34-0367600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio	44092-2298
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 943-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On December 9, 2009, The Lubrizol Corporation (the “Company”) repaid in full out of its available cash the aggregate principal amount of $150,000,000, plus interest, outstanding under its Credit Agreement dated February 2, 2009, by and among the Company, the lenders thereto, KeyBanc Capital Markets, as joint lead arranger and sole bookrunner, PNC Capital Markets LLC, as joint lead arranger, PNC Bank, National Association, as syndication agent, and KeyBank National Association, as administrative agent (the “Credit Agreement”). The Company terminated the Credit Agreement upon repayment of the term loan and incurred no prepayment penalty.

The Credit Agreement provided for borrowing up to an aggregate principal amount of $150,000,000 and a maturity date of February 2, 2012. The term loan bore interest based on LIBOR plus a credit spread of 2.50% to 3.75%.

Certain of the lenders to the Credit Agreement and their affiliates have performed and may, from time to time in the future, engage in transactions with and perform commercial and investment banking and advisory services for the Company and its subsidiaries, for which they have received or will receive customary fees and expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUBRIZOL CORPORATION

Date: December 11, 2009

	By:	/s/ Leslie M. Reynolds
Name: Leslie M. Reynolds
Title: Corporate Secretary and Counsel

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